EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-187735 on Form S-1 of our report dated April 4, 2013, relating to the consolidated financial statements of UCP, LLC and subsidiaries appearing in the Prospectus, which is a part of such Registration Statement and to the reference to us under the headings “Summary Consolidated Financial Data,” “Selected Consolidated Financial Data,” and “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
June 24, 2013